Exhibit 99.1

News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

Dine Brands Global, Inc.

818-637-3632

Media Contact

Thien Ho

Executive Director, Communications

Dine Brands Global, Inc.

818-549-4238

Dine Brands Global, Inc. Appoints Thomas Song as Chief Financial Officer

GLENDALE, Calif., May 7, 2018 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced the appointment of Thomas Song as Chief Financial Officer, effective May 29, 2018.

“Back in February, we outlined our plans for a complete strategic transformation of Dine Brands to return it back to a growth company. Our approach includes strengthening the leadership team and making strategic and meaningful investments. After a comprehensive nationwide search, during which we identified and evaluated a number of highly-qualified candidates, Tom emerged as the clear choice to become our next chief financial officer. Tom has a unique and varied background that includes over 20 years of experience in finance, M&A, development and franchising, delivering strong business results and creating significant value for shareholders,” said Steve Joyce, Chief Executive Officer of Dine Brands Global, Inc.

Mr. Joyce continued, “Having worked with Tom directly, I know what a gifted, results-driven leader he is and also value his skills as an excellent leader of people and team culture. I am excited about his joining the team and looking forward to having his ideal combination of skills, knowledge and experience in place as we execute our strategy for long-term growth.”

Mr. Song serves as the Senior Vice President of Corporate Development and Innovation of Choice Hotels International, Inc., one of the world’s leading hotel companies, a position he has held since 2013. In that role, Mr. Song led Choice Hotels’ strategic growth initiatives, including corporate investment and acquisitions. Prior to Choice Hotels, Mr. Song served as the Head of Corporate Development and Strategy for the Hanover Insurance Group where he was instrumental in executing the strategy for business portfolio management and optimization. Earlier in his career, Mr. Song held positions in management consulting and investment banking.

Mr. Song graduated from the University of Chicago and earned his MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

Greggory H. Kalvin, the company’s interim Chief Financial Officer, will continue in his role as Senior Vice President, Corporate Controller once Mr. Song joins the company.

“I want to sincerely thank Gregg for his contributions and dedication as our interim chief financial officer during this transitional time for the company. He has been a fantastic partner and will continue to be an important and valued part of the company’s go-forward strategy in his role as Senior Vice President, Corporate Controller,” commented Mr. Joyce.

About Dine Brands Global, Inc.

Based in Glendale, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 19 countries and over 380 franchisees, Dine Brands is one of the largest full-service restaurant companies in the world. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health our franchisees; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters or other series incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.